UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

FEBRUARY 21, 2013

Date of Report (date of Earliest Event Reported)

FIBROCELL SCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of principal executive offices and zip code)

(484) 713-6000

(Registrant’s telephone number, including area code)

ISOLAGEN, INC.

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 21, 2013, the board of directors of Fibrocell Science, Inc. (the “Company”) approved the appointment of Christine St.Clare to the Company’s board of directors. The board of directors has not yet determined the composition of its board committees. On her appointment, Ms. St.Clare received an option to purchase 200,000 shares of Company common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, of which 100,000 shares vest immediately and 100,000 shares vest in 12 months.

On February 21, 2013, the Company’s board of directors granted Kelvin Moore and Marc Mazur, in their capacity as directors of the Company, each an option to purchase 200,000 shares of Company common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, of which 100,000 shares vest immediately and 100,000 shares vest in 12 months.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.

Date: February 21, 2013	By:	/s/ Declan Daly
Declan Daly,
Chief Operating Officer